Exhibit 10.2

Option No.____

COLLECTORS UNIVERSE, INC.

FORM OF STOCK OPTION AGREEMENT

Type of Option (check one): ☐ Incentive    ☐ Nonqualified

This Stock Option Agreement (the “Agreement”) is entered into as of __________, 200__, by and between Collectors Universe, Inc., a Delaware corporation (the “Company”), and ____________________________________ (the “Optionee”) pursuant to and subject to the terms of the Company’s 2003 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

1.    Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of a total of _____________________________ (__________) shares (the “Shares”) of the Common Stock of the Company at a purchase price of ____________________ Dollars ($__________) per share (the “Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked “Incentive” above is checked, then this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of l986, as amended (the “Code”). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked “Nonqualified” is checked, then this Option shall to that extent constitute a nonqualified stock option.

2.    Vesting of Option. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

On or After	This Option shall be Exercisable as to:

_____________ __, 20__	__________ Shares
_____________ __, 20__	an additional __________ Shares
_____________ __, 20__	an additional __________ Shares
_____________ __, 20__	an additional __________ Shares
_____________ __, 20__	an additional __________ Shares

No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (as defined below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee’s Continuous Service.

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (other than permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a Service Provider to the Company or other corporation referred to in clause (i) above. Notwithstanding the foregoing, if the Optionee’s position with the Company or any Subsidiary terminates or ceases, by the Optionee obtains another position with the Company or any Subsidiary, whether as an employee, director or consultant or other service provider, within the succeeding fifteen (15) days, the Optionee Continuous Service shall not be deemed to have terminated or ceased and the Option granted hereunder shall not be affected by, and shall remain unchanged and in full force and effect notwithstanding, such change in position.

3.    Term of Option. The right of the Optionee to exercise this Option shall terminate upon the first to occur of the following:

(a)    the expiration of ten (10) years from the date of this Agreement;

(b)    the expiration of three (3) months from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than permanent disability, death or voluntary resignation; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(e) below shall apply;

(c)    the expiration of one (1) month from the date of termination of Optionee’s Continuous Service if such termination occurs due to voluntary resignation and, in such event, Section 3(e) below shall not apply in the event Optionee dies during such one month period;

(d)    the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

(e)    the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during either the three-month following termination of Optionee’s Continuous Service pursuant to Section 3(b) above; or

(f)    upon the consummation of a “Change in Control” (as defined in Section 2.5 of the Plan), unless such Option is otherwise assumed or replaced with a new option of comparable value or other New Incentives as provided in Section 8 below.

4.    Exercise of Option. On or after the vesting of any portion of this Option, in accordance with Sections 2 or 8 hereof, and continuing until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(a)    a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

(b)    a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

(c)    a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

(d)    a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

5.    Death of Optionee; No Assignment. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee’s Continuous Service terminates as a result of his or her death and Optionee’s right to exercise this Option has vested pursuant to Section 2 or Section 8 hereof prior to his or her death, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise the vested portion of this Option by reason of the death of the Optionee (individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Agreement. After the

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death of the Optionee, only a Successor may exercise this Option and, then, only as to the portion thereof that vested prior to the death of the Optionee.

6.    Representation of Optionee. Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and the Plan.

7.    Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other similar change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

8.    Change in Control. In the event of the consummation of a Change in Control (as defined in Section 2.5 of the Plan):

(a)    Except as otherwise provided in Subsection (c) of this Section 8, the right to exercise the Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above), which acceleration shall be deemed to have become effective immediately prior to the consummation of the Change in Control.

(b)    If this Option is or becomes vested immediately prior to the consummation of a Change in Control (whether such vesting occurred pursuant to Section 2 hereof or as a result of acceleration pursuant to Subsection (a) of this Section 8), the Administrator in its discretion may provide, as to the vested portion of this Option, for the cancellation, purchase or exchange of the vested portion of this Option, effective on consummation of such Change in Control transaction, for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised with respect to the Shares subject to the vested portion of this Option immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares.

(c)    If this Option is held by an employee of the Company or any Subsidiary thereof, then, notwithstanding Subsection (a) of this Section 8, the vesting of this Option shall not accelerate if either:

(i)    this Option (including the unvested portion thereof) is to be assumed by the successor entity or Acquiring Party (as defined in the Plan) or a Substitute Option is to be issued in exchange for this Option by the successor entity or Acquiring Party pursuant to the terms of the Change in Control transaction, or

(ii)    the consideration to be received by the stockholders of the Company in connection with the Change in Control does not consist of securities, and this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion considers equitable.

(d)    If this Option is assumed or a Substitute Option is issued in exchange therefor, or New Incentives are granted in place of this Option, then this Option or the Substitute Option or New Incentives (as the case may be) shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the Substitute Option or New Incentives (as the case may be) shall remain the same as nearly as practicable.

(e)    If the provisions of Subsection 8(c) above apply, then this Option, the Substitute Option or the New Incentives (as the case may be) shall continue to vest in accordance with the provisions of Section 2 hereof and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of Section 3

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hereof. Notwithstanding the foregoing, however, in the event an Involuntary Termination (as defined in the Plan) of Optionee’s Continuous Service occurs on, in connection with or within twelve (12) months following, such Change in Control, then vesting of this Option, the Substitute Option or the New Incentives (as the case may be) shall vest automatically in full effective immediately prior to such Involuntary Termination. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, or the successor entity or Acquiring Party in any such Change in Control.

(f)    If the Company enters into a definitive agreement providing for consummation of a Change of Control transaction, then, the Administrator shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction, provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle the Optionee to obtain a delay or postponement in the consummation of the Change in Control transaction.

(g)    Notwithstanding any provision to the contrary that may be contained in this Agreement, this Option shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Option is assumed by the successor entity or Acquiring Party (as defined in the Plan) pursuant to the terms of the Change in Control transaction.

(h)    Notwithstanding anything to the contrary that may be contained in this Section 8 or elsewhere in this Agreement, if an acceleration of the vesting of this Option occurs immediately prior to the consummation of a Change in Control, pursuant to Subsection 8(a) above, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting shall be deemed to have not occurred and the vesting schedule for this Option, as in effect prior to such acceleration, shall be reinstated.

9.    No Employment Contract Created. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

10.    Rights as Stockholder. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

11.    “Market Stand-Off” Agreement. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

12.    Notice of Disqualifying Disposition. To obtain certain tax benefits afforded to Incentive Options, an Optionee must hold the shares issued upon the exercise of an Incentive Option for two years after the date of grant of the Option and one year from the date of exercise. By executing this Agreement, Optionee hereby agrees to promptly notify the Company’s Chief Financial Officer of any disposition of Shares within one year from the date this Option is exercised or within two years of the date of grant of this Option.

13.    Interpretation. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

14.    Limitation of Liability for Nonissuance. During the term of the Plan, the Company agrees at all times to reserve and keep available, and to use its reasonable best efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy its obligations hereunder and the requirements of the Plan. Inability of the Company to obtain, from

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any regulatory body having jurisdiction, authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

15.    Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

16.    Governing Law. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California except for matters related to corporate law, in which case the provisions of the Delaware General Corporation Law shall govern.

17.    Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COLLECTORS UNIVERSE, INC.                                                          OPTIONEE
a Delaware corporation

By:
(Signature)
Name:
(Type or print name)
Its:	Address:
(Title)

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